UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2009

GigOptix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)

2400 Geng Road Suite 100, Palo Alto, CA	94303
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       GigOptix, Inc., a Delaware corporation (the "Company"), has adopted a form of Nonstatutory Stock Option Award Agreement and a form of Incentive Stock Option Award Agreement it will use for grants under its 2008 Equity Incentive Plan. The award agreements provide that stock options will vest over a fixed period and unvested options will expire upon certain terminations of the grantees’ employment or relationship with the Company.  This summary is qualified in its entirety by reference to the new forms of stock option award agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

ITEM 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Incentive Stock Option Award Agreement.

10.2	Form of Nonstatutory Stock Option Award Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Avi Katz
Name:	Dr. Avi Katz
Title:	Chief Executive Officer

Date: March 17, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Incentive Stock Option Award Agreement.

10.2	Form of Nonstatutory Stock Option Award Agreement.